                           Southern
                            Union
                           Company


                504 Lavaca Street, Eighth Floor
                     Austin, Texas  78701


                      September 26, 1996


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Southern Union Company to be held at 2:00 p. m. (Central Standard Time) on Tuesday, November 12, 1996 in the eighth floor atrium of the Company's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you plan to attend the meeting on November 12, 1996 please mark, sign and date the enclosed proxy and return it in the envelope provided (which requires no postage if mailed in the United States) so that your shares will be represented. Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,


                               Sincerely,




                               GEORGE L. LINDEMANN
                               Chairman of the Board and
                               Chief Executive Officer

                      Southern Union Company
                 504 Lavaca Street, Eighth Floor
                       Austin, Texas  78701

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To Be Held November 12, 1996


To the Holders of Common Stock of
SOUTHERN UNION COMPANY:

NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stock-holders (the "Meeting") of Southern Union Company, a Delaware corporation (the "Company"), will be held in the eighth floor atrium of the Company's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas on Tuesday, November 12, 1996 at 2:00 p. m. (Central Standard Time) for the purpose of considering and acting upon: (i) the election of three persons to serve as the Class III directors until the 1999 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) proposed changes under the Southern Union Company Supplemental Deferred Compensation Plan to increase maximum permissible employee con-tributions from five percent to ten percent, to increase the Com-pany matching contribution from fifty percent to one hundred percent of employee contributions subject to such Company matching and to increase employee contributions subject to Com-pany matching from five percent to ten percent; (iii) proposed changes under the Southern Union Company Directors' Deferred Compensation Plan to increase directors contributions subject to Company matching from seven percent to ten percent and to increase the Company matching contribution from fifty percent to one hundred percent of directors contributions subject to such Company matching; and (iv) such other business as may properly come before the Meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other busi-ness to come before the Meeting.

The Board of Directors has fixed September 13, 1996, as the record date (the "Record Date") for the determination of stock-holders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock, par value $1.00 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or any adjourn-ment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the Company's corporate offices at 504 Lavaca Street, Eighth Floor, Austin, Texas 78701, for ten days prior to the Meeting.

Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.


                          By Order of the Board of Directors,



                          DENNIS K. MORGAN
                          Secretary




Austin, Texas
September 26, 1996

                     Southern Union Company
                504 Lavaca Street, Eighth Floor
                      Austin, Texas  78701

                      --------------------

                        PROXY STATEMENT

                      --------------------



The accompanying proxy, to be mailed to stockholders together with the Notice of Annual Meeting and this Proxy Statement on or about September 24, 1996, is solicited by Southern Union Company (the "Company") in connection with the Annual Meeting of Stock-holders to be held on November 12, 1996 (the "Meeting"). A proxy may be revoked by a stockholder at any time prior to its exercise by executing and returning another proxy bearing a later date, by giving written notice of revocation to the Secretary of the Com-pany, or by attending the Meeting and voting in person.

All properly executed, unrevoked proxies received before the Meeting will be voted in accordance with the directions of the stockholders. When no direction has been given by a stockholder returning a signed proxy, the proxy will be voted FOR ALL NOMINEES named in this proxy statement for election as directors; FOR proposed changes under the Southern Union Company Supplemen-tal Deferred Compensation Plan to increase maximum permissible employee contributions from five percent to ten percent, to increase the Company matching contribution from fifty percent to one hundred percent of employee contributions subject to such Company matching and to increase employee contributions subject to Company matching from five percent to ten percent; and FOR proposed changes under the Southern Union Company Directors' Deferred Compensation Plan to increase directors contributions subject to Company matching from seven percent to ten percent and to increase the Company matching contribution from fifty percent to one hundred percent of directors contributions subject to such Company matching. Proxies should NOT be sent by stockholders to the Company but to Boston EquiServe, L.P., the Company's Regis-trar and Transfer Agent, at 150 Royall Street, Canton, Massachusetts 02021.

September 13, 1996, has been set as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. Holders of the Company's common stock, $1.00 par value (the "Common Stock"), at the close of business on the Record Date will be entitled to one vote per share on all proper business brought before the Meeting. With respect to the election of directors, holders of Common Stock have cumulative voting rights, which entitle each stockholder to that number of votes which equals the number of shares held multiplied by the number of directors to be elected. The Bylaws of the Company provide that any stockholder who intends to so cumulate votes must give written notice to the Secretary of the Company no later than ten (10) days after the date on which notice of the Meeting was first sent to stockholders.

On the Record Date, there were outstanding and entitled to vote 16,223,667 shares of Common Stock. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum.
Proxies submitted that contain abstentions or broker non-votes will be deemed present at the Meeting for purposes of determining the presence of a quorum. In all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall constitute shareholder action. Accordingly, an abstention other than with respect to the elec-tion of a director has the same effect as a negative vote. Directors are elected by a plurality of the votes of shares present in person or represented by proxy and entitled to vote in the election.

                      ELECTION OF DIRECTORS

The Board of Directors of the Company is comprised of ten direc-tors which is divided into three classes, each of which serves a staggered three-year term. The terms of the Class III directors expire at the Meeting. The Class I directors will serve until the 1997 Annual Meeting of Stockholders and the Class II direc-directors will serve until the 1998 Annual Meeting of Stock-holders. George L. Lindemann, Peter H. Kelley and Dan K. Wassong (the "Nominees") are the Class III directors standing for elec-tion for a three-year term of office expiring at the 1999 Annual Meeting of Stockholders or when their successors are duly elected and qualified.

The Company is informed that each of the Nominees is willing, if elected, to serve as a director; however, if any of them should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy. If cumulative voting is effected by a stockholder, unless authority is withheld, the persons named in the enclosed proxy will allocate the votes represented by such proxy in the manner they deem proper in their best judgment.

Pursuant to the Company's Bylaws, any stockholder entitled to vote at a meeting called for the election of directors may nomi-nate candidates for election as directors if written notice is delivered to the Company's Secretary at least 45 days before an annual meeting (which was September 24, 1996 for the Meeting) or no later than ten days after the date of the notice of a special meeting. Accordingly, no stockholder may make additional nomina-tions at the Annual Meeting. The notice must include certain information about the nominating stockholder and the nominees. Certain persons are also disqualified from serving as directors. A copy of the relevant Bylaw provisions may be obtained from the Company's Secretary. As of the date hereof, no stockholder has nominated any person to serve as a director of the Company.

The following pages contain information concerning the Nominees and the directors whose terms of office will continue after the meeting.

Nominees
- --------

Class III - Term expires in 1999

George L. Lindemann has been Chairman of the Board and Chief
- -------------------
Executive Officer of Southern Union since February 1990. He has been Chairman of the Executive Committee of the Board of Direc-tors since March 1990. Mr. Lindemann does not devote his full business time to the Company. He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. ("Metro Mobile") from its formation in 1983 through April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a private investment business, since May 1982. Age:
60.

Peter H. Kelley has been President and Chief Operating Officer of
- ---------------
Southern Union since February 1990, President and Chief Operating Officer of Southern Union Gas Company ("Southern Union Gas"), a division of the Company, since October 1990, and Chief Executive Officer of Missouri Gas Energy ("MGE"), a division of the Com-pany, since December 1993. From December 1993 to September 1995, Mr. Kelley was also President of MGE. Prior to joining the Com-pany, he had been an officer of Metro Mobile since 1986.
Mr. Kelley is also a director of Texas Commerce Bank, N.A. --
Austin.  Age: 49.

Dan K. Wassong has been the President, Chief Executive Officer
- --------------
and a director of Del Laboratories, Inc., a manufacturer of cos-metics, toiletries and pharmaceuticals, for more than the past five years. Mr. Wassong is also a director of Moore Medical Corporation. Age: 66.

THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS CLASS
III DIRECTORS.

Directors Continuing in Office
- ------------------------------

Class I - Term expires in 1997

John E. Brennan has been Vice Chairman of the Board and Assistant
- ---------------
Secretary of Southern Union since February 1990. Mr. Brennan does not devote his full business time to the Company.
Mr. Brennan has been primarily engaged in private investments since May 1992. Prior to May 1992, Mr. Brennan had been Presi-dent and Chief Operating Officer of Metro Mobile. Age: 50.

Frank W. Denius has been a director of Southern Union since 1976
- ---------------
and previously served as a director from 1955 to 1975. Since February 1990, Mr. Denius has been Chairman Emeritus of the Com-pany. Mr. Denius was Chairman of the Board and President of the Company from 1986 until February 1990 and Chief Executive Officer from 1985 until February 1990. Since February 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Mr. Denius is also a director of TCC Industries.
Age: 71.

Roger J. Pearson has been an attorney in private practice in
- ----------------
Stamford, Connecticut for more than the past five years. He has been of counsel to the firm of Neville, Shaver, Kelly & McLean since 1991. Mr. Pearson was First-Selectman (Mayor) of Green-wich, Connecticut from 1983 to 1985. Mr. Pearson has been a Director of the Company since January 1992. Age: 50.

Class II - Term expires in 1998

Aaron I. Fleischman has been Senior Partner of Fleischman and
- -------------------
Walsh, L.L.P., a Washington, D.C. law firm specializing in regu-latory, corporate-securities and litigation matters for telecom-munications and regulated utility companies since 1976.
Mr. Fleischman is also a director of Citizens Utilities Company.
Age: 57.

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private
- --------------------
practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State Univer-sity since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. From 1986 to 1993 Dr. Gitter served as Chief of Ophthalmology at Touro Infirmary. Dr. Gitter has been a Director of the Company since June 1995. Age: 59.

Adam M. Lindemann has been a personal investor manager for Third
- -----------------
Point Partners since August 1996. From 1994 until August 1996, he was a securities analyst for Oppenheimer & Company and during 1994 he also was a corporate finance associate with Perry Part-ners, a money management firm. From May 1992 until 1994 he was primarily engaged in private investments. Prior to May 1992, he had been Vice President - Corporate Development of Metro Mobile and President of Vision Energy Resources, Inc., a wholly-owned subsidiary of Metro Mobile primarily engaged in the distribution of propane. Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Age: 35.

George Rountree, III has been an attorney in private practice in
- --------------------
Wilmington, North Carolina where he has been a senior partner in the firm of Rountree & Seagle since its formation in 1977. Age:
63.

With the exception of Messrs. Denius, Gitter and Pearson as described above, each of the above-named directors and Nominees first became a director of the Company in February 1990.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Executive Officers of the Company are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. Generally, officers are reelected annually by the Board. The following Executive Officers of the Company are not directors.

C. Thomas Clowe, Jr. has been President and Chief Operating
- --------------------
Officer of MGE since September 1995. Prior to joining the Com-pany, Mr. Clowe served as Chairman of the Board, President and Chief Executive Officer of Central Freight Lines, Inc. from 1990 until 1995. Age: 63.

Ronald J. Endres has been Executive Vice President since June
- ----------------
1996 and Chief Financial Officer since October 1989. He was a Senior Vice President from April 1987 until June 1996. Previously, Mr. Endres held other financial and operating posi-tions with the Company since June 1969. Mr. Endres was President of Southern Union Gas from January 1986 until October 1990. Age:
52.

David J. Kvapil has been Vice President - Controller since July
- ---------------
1993 and Controller since August 1992. Prior to joining the Com-pany in 1992, Mr. Kvapil was with the accounting firm of Coopers
& Lybrand L.L.P.  Age: 41.

Dennis K. Morgan has been Vice President - Legal and Secretary
- ----------------
since April 1991 and a Vice President since January 1991. Previously, he held various legal positions with Southern Union Exploration Company, a former oil and gas subsidiary of the Company. Age: 48.

                      THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee, composed of Messrs. George Lindemann (Chairman), Brennan and Kelley. The Executive Committee held one meeting and acted by unanimous written consent on seven occasions during fiscal year 1996. During the intervals between meetings of the Board of Directors, this committee has the authority to, and may exercise all of the powers of, the Board of Directors in the management of the busi-ness, property and affairs of the Company in all matters that are not required by statute or by the Company's Certificate of Incor-poration or Bylaws to be acted upon by the Board of Directors. This committee must exercise such authority in such manner as it deems to be in the best interests of the Company and consistent with any specific directions of the Board of Directors.

The Board of Directors has an Audit Committee, currently composed of Messrs. Pearson (Chairman) and Rountree. The Audit Committee met three times during fiscal year 1996. This committee has the duties of recommending to the Board of Directors the appointment of independent auditors, reviewing their charges for services, reviewing the scope and results of the audits performed, reviewing the adequacy and operation of the Company's internal audit function, and performing such other duties or functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board of Directors.

The Board of Directors has a Long-Term Stock Incentive Plan Com-mittee which may consist of no fewer than two directors. The committee is currently composed of Messrs. Rountree (Chairman) and Pearson who have the authority to make all decisions regarding: (i) the granting of awards under the Company's 1992 Long-Term Stock Incentive Plan (the "1992 Plan"); (ii) eligibility of employees to receive awards under the 1992 Plan; and (iii) interpretation of the 1992 Plan. To serve on the Plan Committee a director may not receive any awards under the 1992 Plan during the prior year, and cannot currently be eligible to receive any awards under the 1992 Plan. The Long-Term Stock Incentive Plan Committee met two times during fiscal year 1996.

The Board of Directors held two meetings, one telephonic meeting and acted by unanimous written consent on seven occasions during fiscal year 1996. All directors attended all of the meetings of the Board and committees on which they served that were held in fiscal year 1996 while they were directors and a member of any such committee. Compensation for each director is $20,000 per year, payable in quarterly installments, except for:
Mr. George Lindemann (who receives $200,000 per year as Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Executive Committee); Mr. Brennan (who receives $100,000 per year as Vice Chairman of the Board of the Company and a member of the Executive Committee); Mr. Kelley (who receives no compensation as a director in addition to his com-pensation as a full-time executive officer and employee of the Company and its divisions and subsidiaries); and the chairman and the other member of the Audit Committee of the Company's Board of Directors, who receive $30,000 and $25,000 per year, respec-tively. Members of the Board of Directors also are reimbursed for travel expenses incurred in connection with Company business, including attendance at meetings of the Board of Directors and its committees.

The Board of Directors has a Directors' Deferred Compensation
Plan.  See "Proposal of Changes to the Southern Union Company
Directors' Deferred Compensation Plan."

Section 16(a) Beneficial Ownership Reporting Compliance
- -------------------------------------------------------

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, each director and executive officer of the Company was required to report in a timely manner to the Securities Exchange Commission on Form 3, Form 4 and/or Form 5 any change to his or her beneficial ownership of the Company's Common Stock, or derivative interests therein, that occurred during the Company's fiscal year ended June 30, 1996. With respect to fiscal 1996, the Company did not timely file Forms 5 on behalf of the fol-lowing directors and executive officers relating to the following number of transactions in the Common Stock under the Company's stock-based benefit plans, due to the unavailability of certain information necessary to make a complete filing as of the due date for such Forms: Peter H. Kelley (4), George L. Lindemann
(3), Aaron I. Fleischman (1), George Rountree III (1),
David J. Kvapil (4), Dennis K. Morgan (3) and Donald A. Scovil
(2).   The Company is aware of no other reporting violation under
Section 16(a) by its directors, executive officers or securities holders.

                       SECURITY OWNERSHIP

The following table sets forth the number of all shares of the Company's Common Stock beneficially owned by each director, by each executive officer named in the management compensation tables and related footnotes (see "Management Compensation"), by each person known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, and by all directors and executive officers as a group on the Record Date, unless otherwise indicated in the footnotes. Each of the following per-sons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes.

                                       Number of       Percent of
       Beneficial Owner               Shares Held        Class
- ---------------------------------  ------------------  ----------

George L. Lindemann                2,376,943(1)(2)       14.57%
Adam M. Lindemann                  1,410,013(2)           8.69%
George Lindemann, Jr.              1,410,013(2)           8.69%
  11950 Maidstone Drive
  Wellington, Florida 33414
Sloan N. Lindemann                 1,410,013(2)           8.69%
  800 Fifth Avenue
  New York, New York 10022
John E. Brennan                      270,672(3)           1.66%
Frank W. Denius                       19,847(4)              *
Aaron I. Fleischman                  213,987(5)           1.31%
Kurt A. Gitter, M.D.                  93,369(6)              *

- ---------------------

*  Indicates less than one percent (1%).

(1) Of these shares: 1,034,980 are owned by Mr. Lindemann including 2,185 vested shares held by the Southern Union Savings Plan (the "401(k) Plan") and 1,851 vested shares held through the Southern Union Company Supplemental Deferred Compensation Plan (the "Supplemental Plan"); 1,247,148 shares owned by his wife, Dr. F.B. Lindemann; and 94,815 shares of common stock Mr. Lindemann is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Management Compensation." A total of 2,287,265 shares held by Mr. and Mrs. Lindemann and their three children have been pledged to Activated Communications Limited Part-nership ("Activated"). Activated, which is owned and man-aged by or for the benefit of the Lindemanns, provided the funds used to purchase such shares. Mr. Lindemann is the Chairman of the Board and President, and Mrs. Lindemann is a director of the sole general partner of Activated.

(2) This information regarding direct share ownership by mem-bers of the Lindemann family was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through November 4, 1994) as adjusted for any stock divi-dends and splits since the date of such report filed by Adam M. Lindemann, Dr. F.B. Lindemann, George L. Lindemann, George Lindemann, Jr. and Sloan N. Lindemann. Except as described in Note (1), each member of the Lindemann family disclaims beneficial ownership of any shares owned by any other member of the Lindemann family. Accordingly, except as described in Note (1), the numbers of shares set forth in the table were obtained from said Schedule 13D and reflect only such individual's direct ownership.

(3) Of these shares, 1,083 vested shares are held by the 401(k) Plan, 908 vested shares are held through the Supplemental Plan, 2,610 shares are owned by his wife, 109,544 are held in two separate trusts for the benefit of members of his family and 125,685 represent shares that Mr. Brennan is entitled to purchase upon the exercise of presently exer-exercisable stock options granted to him pursuant to the Company's 1982 Stock Option Plan (the "1982 Plan") and the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Management Compensation."

(4) Includes: 500 shares owned by his wife; 9,849 shares that The Effie and Wofford Cain Foundation, in which Mr. Denius is a Director, own; and 2,106 vested shares allocated to Mr. Denius pursuant to the Southern Union Company Direc-tors' Deferred Compensation Plan (the "Directors' Deferral
    Plan"). Mr. Denius disclaims beneficial ownership of those shares held by the Foundation since he does not have a pecuniary interest in or control the Foundation's assets.

(5) Includes: 55,125 shares that Fleischman and Walsh, L.L.P., in which Mr. Fleischman is Senior Partner, is entitled to purchase upon exercise of a warrant; 4,075 vested shares allocated to Mr. Fleischman pursuant to the Directors' Deferral Plan; and 55,032 shares owned by the Fleischman and Walsh 401(k) Profit Sharing Plan ("F&W Plan") for which Mr. Fleischman is a trustee and a beneficiary.
      Mr. Fleischman disclaims beneficial ownership of those shares held by the F&W Plan in which he does not have a pecuniary interest.

(6) Includes 300 vested shares allocated to Dr. Gitter pursuant to the Directors' Deferral Plan.


                                       Number of       Percent of
       Beneficial Owner               Shares Held        Class
- ---------------------------------  ------------------  ----------

Peter H. Kelley                      147,019(1)              *
Roger J. Pearson                      15,294(2)              *
George Rountree, III                  30,089(3)              *
Dan K. Wassong                        13,865(4)              *
C. Thomas Clowe, Jr.                     769(5)              *
Ronald J. Endres                     122,403(6)              *
Dennis K. Morgan                      14,497(7)              *
Lee M. Bass                          845,890(8)(9)        5.21%
  201 Main Street
  Fort Worth, Texas 76102
Sid R. Bass Management Trust(10)     845,890(8)(11)       5.21%
  201 Main Street
  Fort Worth, Texas 76102
All Directors and Executive
  Officers as a group (14 in group) 4,737,753(12)        28.28%


- ---------------------

*  Indicates less than one percent (1%).

(1) Includes 125,685 shares that Mr. Kelley is entitled to purchase upon the exercise of presently exercisable stock options granted pursuant to the 1982 Plan and the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Management Compensation." Such number also includes: 7,841 vested shares held by the 401(k) Plan; 446 vested shares held through the Southern Union Stock Purchase Plan; and 4,099 vested shares held through the Supplemental Plan.

(2) Includes 9,430 shares owned jointly by Mr. Pearson and his father.

(3) Includes: 758 shares owned by his wife; and 4,989 vested shares allocated to Mr. Rountree pursuant to the Directors'
      Deferral Plan.

(4) Includes 300 vested shares allocated to Mr. Wassong pursu-ant to the Directors' Deferral Plan.

(5)   Includes 769 vested shares held by the 401(k) Plan.  See
      "Management Compensation."

(6) Includes 110,250 shares Mr. Endres is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1982 Plan and the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Management Compensation." Such number also includes:
      4,694 vested shares held through the 401(k) Plan; and 2,895 vested shares held through the Supplemental Plan.

(7) Includes 11,025 shares Mr. Morgan is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Management Compensation." Such number also includes: 2,184 vested shares held through the 401(k) Plan; and 1,288 vested shares held through the Supplemental Plan.

(8) Does not include 72,764 (representing less than 1% of the common stock outstanding) owned by BEPCO International, Inc., which is owned in equal parts by Lee M. Bass, Sid R.Bass and two other persons. Neither Lee M. Bass nor Sid R. Bass is a director or officer of BEPCO Inter-national, Inc. This information, the information set forth in note (10) and the number of shares owned by Lee M. Bass and Sid R. Bass Management Trust set forth in the table were obtained from and is reported herein in reliance upon a Schedule 13D filed by Sid R. Bass, Lee M. Bass,
      Sid R. Bass Management Trust and BEPCO International, Inc., as adjusted for any stock dividends and splits since the date of such reports.

(9)   Does not include shares reported to be held by Sid R. Bass
      Management Trust.  See notes (8), (10) and (11).

(10)  Sid R. Bass Management Trust is a Revocable Trust under
      Texas law for which Sid R. Bass, Lee M. Bass and one other person are trustees. See note (8).

(11)  Does not include shares reported to be held by Lee M. Bass.
      See notes (8) and (9).

(12) Excludes options granted pursuant to the 1982 Plan and the 1992 Plan to acquire shares of common stock that are not presently exercisable or do not become exercisable within sixty days of the date hereof. Includes 45,266 vested shares held through certain Company benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans.

                   MANAGEMENT COMPENSATION

The following table sets forth the remuneration paid by the Com-pany and its subsidiaries (i) to the Chairman of the Board and Chief Executive Officer and (ii) to each of the four most highly compensated key executive officers of the Company for the years indicated:

                   Summary Compensation Table

                     Annual Compensation       Secur-
                 ---------------------------   ities
                                    Other      Under-     All
 Name and                           Annual     lying     Other
 Principal                          Compen-   Options/  Compen-
 Position   Year  Salary   Bonus   sation(1)  SARs(2)  sation(3)
- ----------- ---- -------- ------- ----------- -------- ---------
George L.
Lindemann
 Chairman
  of the
  Board and
  Chief     1996 $203,024 $  --   $   --       70,000  $  8,640
  Executive 1995  166,017    --    380,000(4)    --       5,870
  Officer   1994  115,787    --       --       55,125     2,127

Peter H.
Kelley
 President
  and Chief 1996  382,730    --     12,576(5)  70,000    12,085
  Operating 1995  338,900    --     27,761(5)    --       8,857
  Officer   1994  274,998    --       --       55,125     6,713

C. Thomas
Clowe,
Jr.(6)
 President
 and Chief  1996  199,314    --       --       21,000     5,872
 Operating  1995     --      --       --         --        --
 Officer -- 1994     --      --       --         --        --
 Missouri
 Gas Energy

Ronald J.
Endres
 Executive
 Vice
 President  1996  214,912   7,600     --       28,000     8,645
 and Chief  1995  199,751  26,096     --         --       5,051
 Financial  1994  184,302  80,654     --       33,075     9,073
 Officer

Dennis K.
Morgan
 Vice
 President
 - Legal    1996  140,116   4,700     --        3,500     6,251
 and        1995  118,560  21,127     --         --       5,006
 Secretary  1994  108,602  55,567     --       11,025     6,411

- ---------------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2)  No Stock Appreciation Rights were granted in 1996, 1995 or
     1994. Additionally, no restricted stock awards or long-term incentive plan payouts were made in 1996, 1995 or 1994.

(3) Company matching provided through the 401(k) Plan and the Supplemental Plan.

(4) Indicates the difference between the price paid by the indi-vidual for common stock of the Company purchased from the Company upon the exercise of stock options and the fair mar-ket value of such common stock.

(5) Represents forgiveness of principal and interest by the Com-pany. See "Certain Relationships."

(6)  In September 1995 Mr. Clowe, Jr. was elected President and
     Chief Operating Officer of Missouri Gas Energy.


OPTION GRANTS IN 1996

                                                   Potential
                                                  Realizable
                                               Value at Assumed
                                                 Annual Rates
                                                of Stock Price
                                               Appreciation for
                 Individual Grants              Option Term(1)
         ------------------------------------ -------------------
                     % of
                     Total
                    Options  Exer-
                    Granted  cise
         Number of  to Em-    or
         Securities  ploy-   Base
         Underlying ees in  Price    Expira-
          Options   Fiscal   Per      tion
  Name   Granted(2)  Year  Share(3)   Date       5%       10%
- -------- ---------- ------ -------- --------- -------- ----------

George L.
Lindemann 28,721     9.98%  $ 17.24 11/9/2000 $136,801 $  302,294
          41,279    14.34%    15.68 11/9/2005  407,055  1,031,557
Peter H.
Kelley    63,809(4) 22.17%    15.68 11/9/2005  629,225  1,594,579
           6,191(4)  2.15%    15.68 11/9/2005   61,050    154,712
C. Thomas
Clowe,
Jr.       21,000     7.30%    15.68 11/9/2005  207,082    524,788
Ronald J.
Endres    28,000     9.73%    15.68 11/9/2005  276,110    699,717
Dennis K.
Morgan     3,500     1.22%    15.68 11/9/2005   34,514     87,465

- -----------------

(1) The dollar amounts under these columns are the result of calculations for the period from the date of grant to the expiration of the option at the 5% and 10% annual apprecia-tion rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionee is possible without an increase in price of the Common Stock. In order to realize the poten-tial values set forth in the 5% and 10% columns of this table for options with a ten-year term, the per share price of the Company's Common Stock would be $25.54 and $40.67, respectively, or 63% and 159%, respectively, above the exer-cise or base price.

(2) Options vest at a rate of 20% per annum commencing on the first anniversary of the date of grant, unless noted other-wise. All options are qualified except for the 41,279 and 6,191 options of Messrs. Lindemann and Kelley, respectively, which are non-qualified.

(3) All options were granted at 100% of the fair market value on the date of grant, except for Mr. Lindemann's 28,721 quali-fied options which were granted at 110% of the fair market value on the date of grant.

(4) Options vest at a rate of 10% per year commencing on the first anniversary of the date of grant.

OPTIONS/SARS EXERCISED IN 1996 AND 1996 YEAR-END VALUES

The following table provides information regarding the exercise of stock options by each of the named executive officers and the value of unexercised "in-the-money" options as of June 30, 1996.

                               Number
                             of Securi-
                             ties Under-
                            lying Unexer-    Value of Unexercised
                             cised Options   In-the-Money Options
                            Fiscal Year End  at Fiscal Year End
                              Exercisable/      Exercisable/
           Shares           Unexercisable(1)  Unexercisable(2)
          Acquired          --------------- ---------------------
             on     Value    Exer-  Unexer-   Exer-     Unexer-
  Name    Exercise Realized cisable cisable  cisable    cisable
- --------  -------- -------- ------- ------- ---------- ----------

George L.
Lindemann     *       *      94,815 125,125 $1,321,589 $1,034,289
Peter H.
Kelley        *       *     125,685 129,535  1,848,628  1,151,153
C. Thomas
Clowe, Jr.    *       *        --    21,000       --      132,720
Ronald J.
Endres        *       *     110,250  61,075  1,687,707    558,976
Dennis K.
Morgan        *       *      11,025  14,525    139,136    149,459

- ----------------

 * No options were exercised during the year ended June 30, 1996 by the named executive officers

(1) The securities underlying unexercised options have been adjusted to reflect each of the 5% stock dividends dis-tributed on November 27, 1995 and on June 30, 1994, the four-for-three stock split distributed in the form of a 33 1/3% stock dividend on March 11, 1996 and the three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994.

(2) Based on a closing price on June 30, 1996 of $22.00 per share as reported by the New York Stock Exchange.

RETIREMENT BENEFITS

The company sponsors two qualified ("Plans A and B" or collec-tively, the "Qualified Plans") and one non-qualified (the "Non-Qualified Plan") retirement income plans. With respect to the Qualified Plans, Plan B covers all employees of Missouri Gas Energy and Plan A covers all employees other than employees of Missouri Gas Energy, Lavaca Realty Company, Mercado Gas Services, Inc. and ConTigo, Inc. All officers listed herein the Summary Compensation Table, except Mr. Clowe, are presently covered by Plan A. All officers listed in the Summary Compensation Table, except Messrs. Lindemann and Clowe, are covered by the Non-Qualified Plan. Mr. Clowe is covered by Plan B beginning
October 1, 1996.

Under the Qualified Plans, Plan A benefits are based on total W-2 compensation (less certain defined exclusions), limited to $150,000 annually, and includes a cost of living adjustment of up to 2% per year. Plan A benefits are payable for life, with a 10-year guaranteed period. Plan B benefits are based on basic earnings, limited to $150,000 annually. Plan B benefits do not include any cost of living adjustment. Plan B benefits are pay-able for life, with no certain period guarantee. In both Quali-fied Plans, benefits are based upon average annual compensation for the five highest consecutive years in the applicable period.

The following table reflects the benefits available under the Qualified Plans.

                        Qualified Plans

                                Years of Service
             ----------------------------------------------------
                     15                20               25
             ----------------------------------------------------
Remuneration  Plan A   Plan B   Plan A   Plan B   Plan A   Plan B
- ------------ -------  -------  -------  -------  -------  -------

 $125,000    $24,938  $33,970  $33,250  $45,294  $41,563  $52,242
  150,000+    29,925   41,095   39,900   54,794   49,875   63,242

                                Years of Service
             ----------------------------------------------------
                     30                35
             ----------------------------------------------------
Remuneration  Plan A   Plan B   Plan A   Plan B
- ------------ -------  -------  -------  -------

 $125,000    $49,875  $59,191  $58,188  $66,139
  150,000+    59,850   71,691   69,825   80,139

The benefits payable under the Non-Qualified Plan are shown in the table below under the heading corresponding to the qualified plan in which the officer participates.

                    Non-Qualified Plans

                                Years of Service
             ----------------------------------------------------
                     15                20               25
             ----------------------------------------------------
Remuneration  Plan A   Plan B   Plan A   Plan B  Plan A   Plan B
- ------------ -------  -------  -------  ------- -------- --------

  $125,000   $  --    $  --    $  --    $  --   $   --   $   --
   150,000      --       --       --       --       --       --
   175,000     4,988     --      6,650     --      8,313     --
   200,000     9,975     --     13,300     --     16,625    3,258
   225,000    14,963    3,793   19,950    5,056   24,938   11,571
   250,000    19,950    8,780   26,600   11,706   33,250   19,883
   300,000    29,925   18,755   39,900   25,006   49,875   36,508
   400,000    49,875   38,705   66,500   51,606   83,125   69,758
   450,000    59,850   48,680   79,800   64,906   99,750   86,383
   500,000    69,825   58,655   93,100   78,206  116,375  103,008

                                Years of Service
             ----------------------------------------------------
                     30                35
             ----------------------------------------------------
Remuneration  Plan A    Plan B    Plan A    Plan B
- ------------ --------  --------  --------  --------

  $125,000   $   --    $   --    $   --    $   --
   150,000       --        --        --        --
   175,000      9,975      --      11,638     1,324
   200,000     19,950     8,109    23,275    12,961
   225,000     29,925    18,084    34,913    24,599
   250,000     39,900    28,059    46,550    36,236
   300,000     59,850    48,009    69,825    59,511
   400,000     99,750    87,909   116,375   106,061
   450,000    119,700   107,859   139,650   129,336
   500,000    139,650   127,809   162,925   152,611

As of June 30, 1996, Messrs. Lindemann, Kelley, Endres and Morgan were credited with 6, 6, 27 and 15 years of service, respec-tively, under the Qualified Plans. Effective December 31, 1989, the Plan A formula was modified to conform with the requirements of the Tax Reform Act of 1986, as amended, and the plan no longer integrates with Social Security. In order to retain the previous benefit levels for selected highly compensated employees, the Non-Qualified Plan was established. Beginning in 1994, the maxi-mum compensation considered in both Qualified Plans was reduced to $150,000 from the $235,840 limit applicable to 1993. The Non-Qualified Plan formula has been amended effective July 1, 1996 to convert to Plan A's simpler benefit formula, but without certain restrictions on considered compensation and Internal Revenue Code
Section 415 limitations which Plan A must have in order to remain qualified. In order to maintain the previous level of Non-Qualified Plan benefits, certain participants have been credited additional years of service under the new Non-Qualified Plan for-mula. As of July 1, 1996 Messrs. Kelley, Endres and Morgan had been credited with additional service of 22, 5 and 4 years, respectively, under the Non-Qualified Plans. Neither the Quali-fied Plans nor the Non-Qualified Plan contain an offset for Social Security benefits.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-
CONTROL ARRANGEMENTS

All executive officers of the Company serve at the discretion of the Board of Directors. Generally, the executive officers are appointed to their position by the Board annually.

The Company has an agreement with Mr. Kelley that upon certain occurrences, the outstanding balance on his promissory note due to the company will be canceled and deemed paid in full. These occurrences include, among other items, termination of employment other than for cause, diminution in base salary or a change-in-control of the Company. See "Certain Relationships."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors of the Company does not have a separate compensation committee. Except with respect to the 1992 Plan, which is administered by the Board's Long-Term Stock Incentive Plan Committee, all decisions regarding management compensation are made by the full Board of Directors of the Company. Direc-tors Brennan, George Lindemann and Kelley, who are also executive officers of the Company, participated in deliberations of the Board of Directors concerning compensation for members of manage-ment but did not participate in Board votes as to compensation for themselves. See "Certain Relationships."

       BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The Board of Directors closely aligns the total compensation of the executive officers with the profitability of the Company. Merit increases to the base salaries for the officer group have been moderate in comparison to industry standards. The Southern Union 1992 Long-Term Stock Incentive Plan was introduced in order to focus the attention of management on the long-term improvement of stockholder value.

The Company's 1996 short-term incentive plan was aligned with each officer's and manager's compensation to directly reflect the desired short-term marketing and profitability goals of the Com-pany applicable to such officer or manager. By balancing the use of short- and long-term incentive and adequate base salary, the Board of Directors believes it has been and will continue to be able to recruit the talent needed to manage the Company, retain the talents of current management and align the successes of the Company and management.

The factors and criteria utilized by the Board of Directors includes the assessment of comparable information from other utilities and similarly-sized operations. It is the philosophy of the Company's Board to set the base salaries of executive officers at an amount lower than the average of a financial peer group of other mid-sized natural gas local distribution companies ("LDCs"), with opportunities to earn above the average based on excellent individual and corporate performance. This peer group includes neighboring and other similarly sized LDCs which share operating and financial characteristics with the Company. The Board believes the performance on which executive officer compen-sation is based should be assessed both on an annual basis and also over a longer period of time to ensure that executive officers work to support both the Company's current objectives as well as its strategic objectives.

The Board of Directors regularly reviews the Chief Operating Officer's recommended base salary merit increases, cash incentive plan and stock option plan awards for the Company's other execu-tive officers. Base salary merit increase and cash incentive award recommendations, if any, are primarily based on corporate operating and financial performance, as well as on executive officers' individual performance, for the prior fiscal year. Merit increases are also based on a review of peer group base salaries and executive officers' individual contributions to the Company's strategic objectives. Stock option recommendations, if any, are primarily based on executive officers' individual per formance during the prior fiscal year, but also relate to per-formance judgments as to the past contributions of the individual executive officers and judgments as to their individual contribu-tions to the Company's strategic objectives. The Board of Direc-tors then determines compensation for such executive officers, in light of (a) the Company's actual performance as compared to its corporate financial goals for the prior fiscal year, (b) indi-vidual executive officers' actual performance as compared to their individual goals supporting the Company's financial and operating objectives, (c) the Company's executive officer com-pensation levels relative to its peer group and (d) periodic reports from independent compensation consultants regarding the compensation competitiveness of the Company. The Board of Direc-tors also reviews the above types of compensation for the Chief Executive Officer with the assistance of the Company's human resources staff and recommends adjustments as deemed appropriate based on the above compensation review criteria and its expecta-tion as to his future contributions in leading the Company.

Neither the Chairman of the Board and Chief Executive Officer nor the President and Chief Operating Officer were included in the Short-Term Incentive Plan for 1996. The President and Chief Operating Officer - Missouri Gas Energy, the Executive Vice President and Chief Financial Officer, and the Vice President - Legal and Secretary had the ability to obtain short-term incen-tive awards for 1996.

The Long-Term Stock Incentive Plan Committee considers all aspects of compensation provided to the executive officers prior to determining appropriate awards to be given under the 1992 Plan
to each executive.   The 1992 Plan was approved at the annual
meeting of stockholders held on May 12, 1993. Under the 1992 Plan, options to purchase 1,146,600 shares may be granted to officers and key employees at prices not less than the market value on the date of grant. Options granted under the 1992 Plan are exercisable for periods of ten years from the date of grant or such lesser period as may be designated for particular options, and become exercisable after a specified period of time from the date of grant in cumulative annual installments. The 1992 Plan also allows for the granting of stock appreciation rights, dividend equivalents, performance shares and restricted stock.

In 1993, the Board of Directors established the Supplemental Plan. The Supplemental Plan is designed to encourage greater ownership of Company shares by highly compensated employees by increasing the Company matching contribution, and to provide employee benefits similar to the benefits such employee would have received under the 401(k) Plan if not for the existence of certain limitations that are set forth in the Internal Revenue Code of 1986, as amended (the "Code"), relating to "highly com-pensated employees" as defined in the Code. Under the Supplemen-tal Plan, an eligible employee may defer up to 5% of his or her annual compensation (salary and bonus) through payroll deductions (the "Employee Contributions"). In addition, the Supplemental Plan requires the Company to make a 50% matching contribution on Employee Contributions up to a maximum of 5% of the participant's annual compensation. The Employee Contributions, together with the Company's matching contributions, are invested by the Supple-mental Plan's trustee in shares of Common Stock. The Board of Directors has proposed certain amendments to the Supplemental Plan to be voted upon by stockholders at the Meeting. See "Proposal of Changes to the Southern Union Company Supplemental Deferred Compensation Plan."

In determining the compensation structure for the Chairman of the Board and Chief Executive Officer consideration was given to the fact that Mr. Lindemann does not devote his full business time to the business of the Company. Accordingly, the Board of Directors believes that it has concentrated, and intends to continue to concentrate, the bulk of Mr. Lindemann's compensation on long-term incentives such as stock option grants which are directly attributable to increasing stockholder value.

By:  The Board of Directors

     George L. Lindemann         John E. Brennan
     Frank W. Denius             Peter H. Kelley
     Aaron I. Fleischman         Roger J. Pearson
     Kurt A. Gitter, M.D.        George Rountree, III
     Adam M. Lindemann           Dan K. Wassong

                    COMPANY PERFORMANCE CHART

The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Utilities 40 Index ("S&P Utilities Index"). The comparison assumes $100 was invested on June 30, 1991 in the Company's Common Stock, the S&P 500 Index and in the S&P Utilities Index. Each case assumes reinvestment of dividends.

      Comparison of Five-Year Cumulative Total Return
        (Southern Union, S&P 500 and S&P Utilities)

                          1991   1992   1993   1994   1995   1996
                          ----   ----   ----   ----   ----   ----

Southern Union             100    113    156    222    228    388
S&P 500 Index              100    113    129    131    165    207
S&P Utilities Index        100    114    143    131    151    186

In previous years, the Company utilized the American Gas Asso-ciation ("AGA") peer group index which is comprised of AGA member companies classified by Edward D. Jones and Co. as gas distribu-tion companies. The AGA Index was compiled on a calendar year basis until 1994 when it was calculated on a quarterly basis going forward. Since the AGA Index information is not available to coincide with the Company's June 30 fiscal year-end, the S&P Utilities Index is utilized instead.

        PROPOSAL OF CHANGES TO THE SOUTHERN UNION COMPANY
            SUPPLEMENTAL DEFERRED COMPENSATION PLAN

Terms of the Plan
- -----------------

The Southern Union Company Supplemental Deferred Compensation Plan (the "Supplemental Plan") was adopted on June 15, 1993, by the Executive Committee of the Board and approved by the Stock-holders at the 1994 Annual Meeting. The Supplemental Plan was designed to provide employee benefits similar to the benefits such employee would receive under the Southern Union (401(k)) Savings Plan if not for the existence of certain limitations that are set forth in the Internal Revenue Code of 1986, as amended (the "Code"), relating to "highly compensated employees" as defined in the Code. Under the Supplemental Plan, an eligible employee may defer up to 10% (up from 5%) of his or her annual compensation (salary and bonus) through payroll deductions (the "Employee Contributions"). In addition, the Supplemental Plan requires the Company to make a matching contribution. Such Employee Contributions, together with the Company's matching contribution, are invested by the Supplemental Plan's trustee in shares of Common Stock.

A participant is at all times 100% vested with respect to the amount of his or her Employee Contributions and to the income, gains and losses with respect to such contributions. The Com-pany's matching contributions and any income, gains and losses with respect to such matching contributions vest at a rate of 20% per year beginning with the date that the participant has com-pleted two years of service with the Company. A participant is fully vested with respect to such amounts upon either completing six (6) years of service with the Company or if the participant dies while employed by the Company. Employee Contributions and the Company's matching contributions that are vested may not be withdrawn by a participant until (i) thirty (30) days after such time the participant is no longer an employee of the Company, or (ii) with the permission of the Company's benefits committee in the event of an unforeseeable emergency arising from events beyond the control of the participant which results in severe financial hardship.

The Supplemental Plan is operated under procedures set forth in the plan, and is administered by the Company's benefits commit-tee. The Board of Directors may terminate, suspend or amend the Supplemental Plan; provided that, certain material amendments must be submitted for stockholder approval to the extent neces-sary for the Supplemental Plan to satisfy the requirements of the exemption from the short-swing profit rules of the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended.

The foregoing description is qualified in its entirety by the text of the Supplemental Plan. A copy of the Supplemental Plan is available without charge upon written request to the Secretary of the Company.

Proposed Amendments to the Plan
- -------------------------------

The Company desires to encourage greater ownership of Company Common Stock by its highly compensated employees, and to provide additional benefits beyond what would be available in the 401(k) Plan. To accomplish this, the Board proposes to increase maximum permissible employee contributions from the current five percent (5%) to ten percent (10%) of annual compensation, to increase the Company matching contribution from fifty percent (50%) to one hundred percent (100%) of employee contributions subject to Company matching and to increase the Company matching contribution from its current matching of $.50 per $1.00 contributed for the first five percent (5%) of salary deferred pursuant to the Supplemental Plan, to $.50 per $1.00 contributed for the first ten percent (10%) deferred pursuant to the Supplemental Plan.

Contributions Under the Plan
- ----------------------------

The following table sets forth the dollar value of all Company matching contributions during the fiscal year ended June 30, 1996 and since the inception of the Supplemental Plan to June 30, 1996. The table also sets forth the number of shares of Common Stock contributed by the Company as matching contributions under the Supplemental Plan during the fiscal year ended June 30, 1996 and since the inception of the Supplemental Plan to June 30, 1996.

                         Dollar Value ($)      Number of Shares
                         ----------------      ----------------
                          During                During
                          Fiscal                Fiscal
                           Year     Since        Year     Since
                           Ended     Plan        Ended     Plan
                         June 30,   Incep-     June 30,   Incep-
Name and Position          1996      tion        1996      tion

George L. Lindemann
  Chairman of the Board
  and Chief Executive
  Officer                  6,000    8,273           251     376
Peter H. Kelley
  President and Chief
  Operating Officer       13,043   19,423           531     883
C. Thomas Clowe, Jr.
  President and Chief
  Operating Officer --
  Missouri Gas Energy       --       --            --      --
Ronald J. Endres
  Executive Vice
  President and Chief
  Financial Officer        8,026   12,976           317     590
Dennis K. Morgan
  Vice President --
  Legal and Secretary      5,773    9,709           224     441
All Executive Officers    45,833   73,897         1,810   3,358
All Directors Who Are
  Not Executive
  Officers                   *        *             *       *
All Employees Who Are
  Not Executive
  Officers                53,241   86,333         2,099    3,925


- --------------------

*  Only employees of the Company are eligible to participate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
PROPOSAL OF CHANGES TO THE SOUTHERN UNION COMPANY SUPPLEMENTAL
DEFERRED COMPENSATION PLAN.

         PROPOSAL OF CHANGES TO THE SOUTHERN UNION COMPANY
              DIRECTORS' DEFERRED COMPENSATION PLAN

Terms of the Plan
- -----------------

The Southern Union Company Directors' Deferred Compensation Plan (the "Directors' Deferral Plan") was adopted on June 15, 1993, by the Executive Committee of the Board and approved by the Stock-holders at the 1994 Annual Meeting. The Directors' Deferral Plan was designed to attract and retain well-qualified individuals to serve as outside directors and to enhance the identity of their interests and the interests of stockholders. Participation in the Directors' Deferral Plan is optional and is subject to an irrevocable election to satisfy the requirements of the exemption from the short-swing profit rules of the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended. Under the Directors' Deferral Plan, each director who is not also an employee of the Company may choose to defer all or any percentage of his or her director's fees and invest such deferred amount in Common Stock, if an appropriate irrevocable written election to defer is made at least six months prior to the beginning of the year to which such deferral applies. The Directors' Deferral Plan currently requires the Company to make a matching contribution of 50% of the first 7% of the participant's total director's fees, to the extent deferred. The Company's matching contribution is invested by the Directors' Deferral Plan's trustee in shares of Common Stock.

A participating director is at all times 100% vested with respect to the amount of his or her deferred director's fees and to the income, gains and losses with respect to such deferrals. The Company's matching contributions do not vest until the partici-pating director either has completed five (5) years of service as a director or dies while serving as a director. Deferred amounts may not be withdrawn by a participant until (i) thirty (30) days after such time as the director either retires or ceases to be a director of the Company; or (ii) with the permission of the Board in the event of an unforeseeable emergency arising from events beyond the control of the participant which results in severe financial hardship.

The Directors' Deferral Plan operates under procedures set forth in such plan. No discretion regarding administration of the Directors' Deferral Plan is vested in the Board, any committee of the Board, or any officer or director of the Company. The Board may terminate, suspend or amend the Directors' Deferral Plan; provided that, certain material amendments must be submitted for stockholder approval to the extent necessary for the Directors' Deferral Plan to satisfy the requirements of the exemption from the short-swing profit rules of the Securities and Exchange Com-mission under Section 16(b) of the Securities Exchange Act of 1934, as amended.

The foregoing description is qualified in its entirety by the text of the Directors' Deferral Plan. A copy of the Directors'
Deferral Plan is available without charge upon written request to the Secretary of the Company.

Proposed Amendments to the Plan
- -------------------------------

The Company desires to encourage greater ownership of Company Common Stock by its directors. To accomplish this, the Board proposes to increase directors contributions subject to Company matching from the current seven percent (7%) to ten percent (10%) and to increase the Company matching contribution from fifty per-cent (50%) to one hundred percent (100%) of directors contribu-tions subject to Company matching.

Contributions Under the Plan
- ----------------------------

The following table sets forth the dollar value of all Company matching contributions during the fiscal year ended June 30, 1996 and since the inception of the Directors' Deferral Plan to June 30, 1996. The table also sets forth the number of shares of Common Stock contributed by the Company as matching contributions under the Directors' Deferral Plan during the fiscal year ended June 30, 1996 and since the inception of the Directors' Deferral Plan to June 30, 1996.

                        Dollar Value ($)       Number of Shares
                         During                 During
                         Fiscal                 Fiscal
                          Year    Since          Year    Since
                          Ended    Plan          Ended    Plan
                        June 30,  Incep-       June 30,  Incep-
Name and Position         1996     tion         1996      tion

George L. Lindemann
  Chairman of the
  Board and Chief
  Executive Officer         *       *             *        *
Peter H. Kelley
  President and Chief
  Operating Officer         *       *             *        *
C. Thomas Clowe, Jr.
  President and Chief
  Operating Officer --
  Missouri Gas Energy       *       *             *        *
Ronald J. Endres
  Executive Vice
  President and Chief
  Financial Officer         *       *             *        *
Dennis K. Morgan
  Vice President --
  Legal and Secretary       *       *             *        *
All Executive Officers      *       *             *        *
All Directors Who Are
  Not Executive Officers  6,670  11,278           248      470
All Employees Who Are
  Not Executive Officers    *       *             *         *

- ----------------------

* Only Directors who are not also employees of the Company are eligible to participate. Directors Brennan, G. Lindemann and Kelley are considered to be Executive Officers and employees of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
PROPOSAL OF CHANGES TO THE SOUTHERN UNION COMPANY DIRECTORS'
DEFERRED COMPENSATION PLAN.

                        CERTAIN RELATIONSHIPS

In April 1992 Southern Union advanced $375,980 to
Peter H. Kelley, President, Chief Operating Officer and a Director of Southern Union, to enable him to repay certain funds borrowed by him from his previous employer in connection with his departure from his previous employer and relocation to become an executive officer of the Company. In May 1995 the note was restructured calling for 359 monthly payments of approximately $1,909 and a balloon payment of $147,746. The restructuring is evidenced by a renewal promissory note, bearing an annual per-centage interest rate equal to 7.4%. At the time of restruc-turing, the outstanding balance on the note was $369,434, to which Mr. Kelley made a $50,000 principal payment and $27,761 of principal and interest was forgiven by the Company. During the fiscal year ended June 30, 1996, an additional $12,576 in interest was forgiven by the Company. See "Management Compensa-tion." The outstanding balance at June 30, 1996 was $271,213.

On October 4, 1993, Southern Union's Board of Directors approved and ratified payments by the Company to Activated Communications, Inc. ("Activated") for use by the Company of Activated's office space in New York City. Chairman George L. Lindemann and Vice Chairman John E. Brennan control and operate, and Director
Adam M. Lindemann has a beneficial interest in, Activated; none of the foregoing Directors participated in such Board action. Total payments to Activated in 1996, 1995 and 1994 were $251,000, $251,000 and $125,000, respectively.

Director Fleischman is Senior Partner of Fleischman and Walsh, L.L.P., which provides legal services to the Company and certain of its subsidiaries. For the fiscal year ended June 30, 1996, the total amount paid by the Company to Fleischman and Walsh, L.L.P. for legal services was $930,602.

                     STOCKHOLDER PROPOSALS

In order for any stockholder proposal to receive consideration for inclusion in the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders, such proposals must be received by June 30, 1997, at the Company's offices at 504 Lavaca Street, Eighth Floor, Austin, Texas 78701, Attention: Dennis K. Morgan, Secretary. The Company's Bylaws set forth certain other requirements with respect to new or other business proposed to be brought before the Meeting by a stockholder and with respect to any nomination by a stockholder for election as a Director of any person other than the Nominees selected by the Board of Directors.

                      INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P. has served as the Certified Public Accountants of the Company for the fiscal year ended June 30, 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors of the Company presently expects to recommend to the Board, and the Board is expected to approve, the selection of Coopers & Lybrand L.L.P. to serve as the Company's Certified Public Accountants for the fiscal year ending June 30, 1997.

                        OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                        MISCELLANEOUS

The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regu-lar employees of the Company may solicit proxies personally or by telephone. The Company will request brokers and other fiduciaries to forward proxy-soliciting material to the bene-ficial owners of shares which are held of record by them, and the Company may reimburse them for certain reasonable out-of-pocket expenses incurred by them in connection therewith.

The Company's Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 1996, as filed with the Securities and Exchange Commission are available without charge to stockholders upon writing to the Secretary of the Company. Neither such Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended June 30, 1996 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

                              By Order of the Board of Directors,



                              DENNIS K. MORGAN
                              Secretary


Austin, Texas
September 26, 1996

                            BACK PAGE


                        PROXY CARD (FRONT)


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       SOUTHERN UNION COMPANY FOR THE NOVEMBER 12, 1996
                  ANNUAL MEETING OF STOCKHOLDERS



     The undersigned hereby appoints, GEORGE L. LINDEMANN,
P JOHN E. BRENNAN, and PETER H. KELLEY, or any one, two or all three of them, with power of substitution in each, proxies
R for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the under-
O signed would be entitled to vote, as fully as the under-signed could vote and act if personally present, at the
X Annual Meeting of Stockholders to be held on November 12, 1996 at 2:00 p.m. Central Standard Time, in the eighth floor
Y atrium of the Company's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas or at any adjournment thereof.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ALL MATTERS PROPERLY BROUGHT BEFORE THE MEETING, INCLUDING ANY MATTER OF WHICH MANAGEMENT WAS NOT AWARE A REASONABLE TIME BEFORE THE SOLICITATION OF THIS PROXY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.


      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                          SIDE


                    PROXY CARD (BACK)


 X   Please mark votes as in this example
- ---

1.   Election of the following nominees as Class III Directors
     Nominees:  GEORGE L. LINDEMANN, PETER H. KELLEY AND
     DAN K. WASSONG.

         FOR         WITHHELD
     ---         ---

     ------------------------------------------------------------
     Withheld for the following only (write the name of the nominee(s) on the space above)

2. Proposal of changes under the Southern Union Company Supple-ental Deferred Compensation Plan to increase maximum permis-sible employee contributions from 5% to 10%, to increase the Company matching contribution from 50% to 100% of employee contributions subject to such Company matching and to increase employee contributions subject to Company matching contribution from 5% to 10%.

              FOR             AGAINST            ABSTAIN
          ---             ---                ---

3. Proposal of changes under the Southern Union Company Directors' Deferred Compensation Plan to increase directors contributions subject to Company matching from 7% to 10% and to increase the Company matching contribution from 50% to 100% of directors contributions subject to such Company matching.

              FOR             AGAINST            ABSTAIN
          ---             ---                ---

Please return your signed proxy at once in the enclosed envelope which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name appears in the address.

    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
- ---


Signature                                     Date
         ------------------------------------     --------------

Signature                                     Date
         ------------------------------------     --------------